Exhibit 99.1
NEWS

FOR IMMEDIATE RELEASE Tuesday, July 24, 2018	COMPANY CONTACT: INVESTOR RELATIONS CONTACT: Daniel Wong - (808) 835-3700 Investor.Relations@HawaiianAir.com MEDIA RELATIONS CONTACT: Alex Da Silva - (808) 835-3712 News@HawaiianAir.com

Hawaiian Holdings Reports 2018 Second Quarter Financial Results

HONOLULU — July 24, 2018 — Hawaiian Holdings, Inc. (NASDAQ: HA) (the “Company”), parent company of Hawaiian Airlines, Inc. (“Hawaiian”), today reported its financial results for the second quarter of 2018.

Second Quarter 2018 - Key Financial Metrics
	GAAP	YoY Change	Adjusted	YoY Change
Net Income	$79.5M	+$2.6M	$73.3M	$(8.4)M
Diluted EPS	$1.56	+$0.13	$1.44	$(0.08)
Pre-tax Margin	14.8%	(3.7) pts.	13.7%	(5.9) pts.

"Our second quarter performance reflects our continued position as the carrier of choice for Hawai‘i," said Peter Ingram, Hawaiian Airlines president and CEO. "The Hawaiian team showed their mettle yet again, producing solid financial and operational results in a quarter marked by rising fuel prices, elevated industry capacity, and headline-grabbing volcanic activity on the Big Island of Hawai‘i. We generated more revenue and carried more guests than in any second quarter in our history by executing our plan and running a safe and reliable airline. I couldn't be more proud of my colleagues."

Statistical information, as well as a reconciliation of the non-GAAP financial measures, can be found in the accompanying tables.

Shareholder Returns, Liquidity and Capital Resources

As of June 30, 2018, the Company had:

•	Unrestricted cash, cash equivalents and short-term investments of $593 million

•	Outstanding debt and capital lease obligations of $692 million

The Company returned $8.6 million to shareholders in the second quarter through $6.1 million in dividends and $2.5 million in share repurchases.

On July 20, 2018, the Company's Board of Directors declared a quarterly cash dividend of 12 cents per share to be paid on August 31, 2018, to all shareholders of record as of August 17, 2018.

Second Quarter 2018 Highlights

Leadership and People

•	Welcomed Jim Lynde as Senior Vice President, Human Resources, and Rob Sorenson as Vice President, Marketing and E-Commerce. Promoted Beau Tatsumura to Vice President, Maintenance and Engineering.

Operational

•	Carried more than 3 million guests across its network, a record for the second quarter.

Partnerships

•
Together with Japan Airlines, filed an application with the U.S. Department of Transportation (DOT) and Japan's Ministry of Land, Infrastructure, Transport and Tourism (MLIT) seeking antitrust immunity to create a joint venture that promises significant consumer benefits and the opportunity for service expansion. The antitrust immunized joint venture will build upon the broad codeshare partnership the two carriers initiated in March 2018.

New Routes and increased frequencies

•	Expanded its routes to Southern California with the launch of new daily non-stop service between Long Beach Airport (LGB) and Honolulu's Daniel K. Inouye International Airport (HNL).

•	Announced expanded seasonal winter service to International destinations, including:

◦	increasing non-stop service between Seoul's Incheon International Airport (ICN) and Honolulu (HNL) to daily flights between mid-January and early-February 2019; and

◦	increasing non-stop service between Sapporo's New Chitose Airport (CTS) and Honolulu (HNL) with up to five weekly flights during the first half of February 2019.

•	Announced expanded service to Northern California with new daily non-stop flights between Sacramento International Airport (SMF) and Maui's Kahului Airport (OGG) beginning April 2019.

Product and Loyalty

•	Completed remodeling its Airbus A330 fleet with lie-flat premium seats and increased Extra Comfort capacity.

•
Together with Barclays, Mastercard, and Bank of Hawai‘i, launched an enhanced Hawaiian Airlines World Elite Mastercard and Hawaiian Airlines Business Mastercard that allow cardmembers to earn more miles faster and embark on their next vacation sooner through a refreshed rewards structure.

Fleet and Financing

•
Subsequent to quarter end, secured its next long-haul aircraft with the signing of a definitive purchase agreement with Boeing for the purchase of 10 Boeing 787-9 aircraft, including purchase rights for an additional 10 aircraft.

•	Took delivery of four Airbus A321neo aircraft between May and June, increasing the size of its Airbus A321neo fleet to six aircraft.

•	Took delivery of one ATR-42 turboprop aircraft in June, increasing the size of its passenger turboprop fleet to four aircraft.

•	Entered into two Japanese Yen-denominated debt financings, each collateralized by an Airbus A321neo aircraft.

Third Quarter and Full Year 2018 Outlook

The table below summarizes the Company’s expectations for the third quarter ending September 30, 2018, and the full year ending December 31, 2018, expressed as an expected percentage change compared to the recast results for the quarter ended September 30, 2017, or the full year ended December 31, 2017, as applicable.

For the full year ending December 31, 2018, the Company expects its effective tax rate to be in the range of 24% to 26%.

	Third Quarter		GAAP Third Quarter
Item	2018 Guidance	GAAP Equivalent	2018 Guidance
ASMs	Up 7.5 - 9.5%
Operating revenue per ASM	Down 1.5% - Up 1.5%
Cost per ASM excluding fuel and special items (a)	Up 0.5 - 3.5%	Cost per ASM (a)	Up 6.8 - 10.3%
Gallons of jet fuel consumed	Up 5.0 - 7.0%
Economic fuel cost per gallon (b)(c)	$2.10 - $2.20	Fuel cost per gallon (b)	$2.21 - $2.31

	Full Year		GAAP Full Year
Item	2018 Guidance	GAAP Equivalent	2018 Guidance
ASMs	Up 5.5 - 7.5%
Cost per ASM excluding fuel and special items (a)	Up 1.0 - 3.0%	Cost per ASM (a)	Up 6.3 - 9.0%
Gallons of jet fuel consumed	Up 4.0 - 6.0%
Economic fuel cost per gallon (b)(c)	$2.05 - $2.15	Fuel cost per gallon (b)	$2.15 - $2.25

(a) See Table 4 for a reconciliation of GAAP operating expenses to operating expenses excluding aircraft fuel and special items.
(b) Fuel cost per gallon estimates are based on the July 12, 2018, fuel forward curve.
(c) See Table 3 for a reconciliation of GAAP fuel costs to economic fuel costs.

New Revenue Recognition Accounting Standard

As of January 1, 2018, the Company adopted Accounting Standards Codification (ASC) 606, Revenue from Contracts with Customers, which affects the Company's accounting for frequent flyer mileage sales, passenger revenue, other operating revenue, and selling costs. The prior periods presented have been recast to reflect adoption of these new standards.

For additional details on the impact of the adoption of the new standards, see the Company's Annual Report on Form 10-K for the year ended December 31, 2017, and the Company's subsequent periodic filings beginning with its Quarterly Report on Form 10-Q for the quarter ended March 31, 2018.

Investor Conference Call

Hawaiian Holdings’ quarterly earnings conference call is scheduled to begin today (July 24, 2018) at 4:30 p.m. Eastern Time (USA). The conference call will be broadcast live over the Internet. Investors may access and listen to the live audio webcast on the investor relations section of the Company’s website at www.HawaiianAirlines.com. For those who are not available for the live webcast, a replay of the webcast will be archived for 90 days on the investor relations section of the Company's website.

About Hawaiian Airlines

Hawaiian® has led all U.S. carriers in on-time performance for each of the past 14 years (2004-2017) as reported by the U.S. Department of Transportation. Consumer surveys by Condé Nast Traveler, Travel + Leisure and TripAdvisor have placed Hawaiian among the top of all domestic airlines serving Hawai‘i.

Now in its 89th year of continuous service, Hawaiian is Hawai‘i’s biggest and longest-serving airline. Hawaiian offers non-stop service to Hawai‘i from more U.S. gateway cities (12) than any other airline, along with service from Japan, South Korea, China, Australia, New Zealand, American Samoa and Tahiti. Hawaiian also provides approximately 170 jet flights daily between the Hawaiian Islands, with a total of more than 250 daily flights system-wide.

Hawaiian Airlines, Inc. is a subsidiary of Hawaiian Holdings, Inc. (NASDAQ: HA). Additional information is available at HawaiianAirlines.com. Follow Hawaiian's Twitter updates (@HawaiianAir), become a fan on Facebook (Hawaiian Airlines), and follow us on Instagram (hawaiianairlines). For career postings and updates, follow Hawaiian's LinkedIn page.

For media inquiries, please visit Hawaiian Airlines' online newsroom.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that reflect the Company’s current views with respect to certain current and future events and financial performance.  Such forward-looking statements include, without limitation, the Company’s expectations regarding available seat miles, cost per available seat mile, cost per available seat mile excluding fuel and special items, gallons of jet fuel consumed, fuel cost per gallon, and economic fuel cost per gallon for the quarter ending September 30, 2018 and for the full year ending December 31, 2018; the Company's expectations regarding operating revenue per available seat mile for the quarter ending September 30, 2018; the statements of our president and CEO; statements regarding a joint venture with Japan Airlines; and statements as to other matters that do not relate strictly to historical facts or statements of assumptions underlying any of the foregoing.  Words such as “expects,” “anticipates,” “projects,” “intends,” “plans,” “believes,” “estimates,” variations of such words, and similar expressions are also intended to identify such forward-looking statements.  These forward-looking statements are and will be, as the case may be, subject to many risks, uncertainties and assumptions relating to the Company’s operations and business environment, all of which may cause the Company’s actual results to be materially different from any future results, expressed or implied, in these forward-looking statements. These risks and uncertainties include, without limitation, the Company’s ability to accurately forecast quarterly and annual results; economic volatility; macroeconomic developments; political developments; the price and availability of aircraft fuel; fluctuations in demand for transportation in the markets in which the Company operates; changes in the volcanic activity on the Big Island of Hawai‘i and its effects on bookings; the Company’s dependence on tourist travel; labor negotiations and related developments; competitive pressures, including the potential impact of rising industry capacity between North America and Hawai‘i; the Company's ability to continue to generate sufficient cash flow to support the payment of a quarterly dividend; changes in the Company's future capital needs; foreign currency exchange rate fluctuations; and the Company’s ability to implement its growth strategy.

The risks, uncertainties and assumptions referred to above that could cause the Company’s results to differ materially from the results expressed or implied by such forward-looking statements also include the risks, uncertainties and assumptions discussed from time to time in the Company’s other public filings and public announcements, including the Company’s Annual Report on Form 10-K and the Company’s Quarterly Reports on Form 10-Q, as well as other documents that may be filed by the Company from time to time with the Securities and Exchange Commission.  All forward-looking statements included in this document are based on information available to the Company on the date hereof.  The Company does not undertake to publicly update or revise any forward-looking statements to reflect events or circumstances that may arise after the date hereof even if experience or future changes make it clear that any projected results expressed or implied herein will not be realized.

Table 1.
Hawaiian Holdings, Inc.
Consolidated Statements of Operations (unaudited)

	Three Months Ended June 30,			Six Months Ended June 30,
	2018	2017 (a)	% Change	2018	2017 (a)	% Change
	(in thousands, except per share data)
Operating Revenue:
Passenger	$655,162	$624,006	5.0%	$1,266,762	$1,187,758	6.7%
Other	60,285	46,110	30.7%	114,097	88,567	28.8%
Total	715,447	670,116	6.8%	1,380,859	1,276,325	8.2%
Operating Expenses:
Wages and benefits	171,555	154,660	10.9%	340,264	305,713	11.3%
Aircraft fuel, including taxes and delivery	153,026	102,774	48.9%	286,472	206,312	38.9%
Maintenance, materials and repairs	60,970	52,566	16.0%	119,111	111,970	6.4%
Aircraft and passenger servicing	38,626	35,636	8.4%	75,144	69,926	7.5%
Depreciation and amortization	32,919	27,872	18.1%	65,164	55,340	17.8%
Commissions and other selling	31,853	32,162	(1.0)%	63,778	61,804	3.2%
Aircraft rent	29,865	34,553	(13.6)%	61,765	67,688	(8.8)%
Other rentals and landing fees	31,184	27,438	13.7%	61,999	55,774	11.2%
Purchased services	31,474	28,055	12.2%	62,595	54,692	14.5%
Contract terminations expense	—	—	—%	35,322	—	100.0%
Special items	—	4,771	(100.0)%	—	23,450	(100.0)%
Other	41,047	32,789	25.2%	80,052	64,786	23.6%
Total	622,519	533,276	16.7%	1,251,666	1,077,455	16.2%
Operating Income	92,928	136,840	(32.1)%	129,193	198,870	(35.0)%
Nonoperating Income (Expense):
Interest expense and amortization of debt discounts and issuance costs	(7,627)	(7,711)		(16,182)	(15,714)
Gains (losses) on fuel derivatives	18,952	(4,712)		23,569	(13,510)
Interest income	1,931	1,467		3,405	2,619
Capitalized interest	2,355	2,082		4,593	3,842
Other, net	(2,752)	(4,317)		(1,696)	(6,240)
Total	12,859	(13,191)		13,689	(29,003)
Income Before Income Taxes	105,787	123,649		142,882	169,867
Income tax expense	26,307	46,755		34,860	59,327
Net Income	$79,480	$76,894		$108,022	$110,540
Net Income Per Common Stock Share:
Basic	$1.57	$1.43		$2.12	$2.06
Diluted	$1.56	$1.43		$2.12	$2.05
Weighted Average Number of Common Stock Shares Outstanding:
Basic	50,776	53,626		50,915	53,595
Diluted	50,878	53,914		51,038	53,948

(a) Amounts recast due to the adoption of Accounting Standards Codification (ASC) 606, Revenue from Contracts with Customers.

Table 2.
Hawaiian Holdings, Inc.
Selected Statistical Data (unaudited)

	Three months ended June 30,						Six months ended June 30,
	2018		2017 (a)		% Change		2018		2017 (a)		% Change
	(in thousands, except as otherwise indicated)
Scheduled Operations (b) :
Revenue passengers flown	3,018		2,885		4.6%		5,909		5,588		5.7%
Revenue passenger miles (RPM)	4,333,125		4,099,122		5.7%		8,363,783		7,896,847		5.9%
Available seat miles (ASM)	5,019,962		4,735,335		6.0%		9,751,275		9,256,433		5.3%
Passenger revenue per RPM (Yield)	15.12	¢	15.22	¢	(0.7)%		15.15	¢	15.04	¢	0.7%
Passenger load factor (RPM/ASM)	86.3%		86.6%		(0.3	) pt.	85.8%		85.3%		0.5	pt.
Passenger revenue per ASM (PRASM)	13.05	¢	13.18	¢	(1.0)%		12.99	¢	12.83	¢	1.2%
Total Operations (b) :
Revenue passengers flown	3,018		2,886		4.6%		5,910		5,590		5.7%
Revenue passenger miles (RPM)	4,333,178		4,099,261		5.7%		8,363,961		7,897,754		5.9%
Available seat miles (ASM)	5,020,026		4,735,491		6.0%		9,751,523		9,257,844		5.3%
Operating revenue per ASM (RASM)	14.25	¢	14.15	¢	0.7%		14.16	¢	13.79	¢	2.7%
Operating cost per ASM (CASM)	12.40	¢	11.26	¢	10.1%		12.84	¢	11.64	¢	10.3%
CASM excluding aircraft fuel, contract terminations expense, and special items (c)	9.35	¢	8.99	¢	4.0%		9.54	¢	9.16	¢	4.1%
Aircraft fuel expense per ASM (d)	3.05	¢	2.17	¢	40.6%		2.94	¢	2.23	¢	31.8%
Revenue block hours operated	51,477		47,569		8.2%		100,223		92,574		8.3%
Gallons of jet fuel consumed	68,627		64,506		6.4%		133,906		126,244		6.1%
Average cost per gallon of jet fuel (actual) (d)	$2.23		$1.59		40.3%		$2.14		$1.63		31.3%
Economic fuel cost per gallon (d)(e)	$2.07		$1.62		27.8%		$2.02		$1.63		23.9%

(a)	Amounts recast due to the adoption of Accounting Standards Codification (ASC) 606, Revenue from Contracts with Customers.

(b)	Includes the operations of the Company's contract carrier under a capacity purchase agreement.

(c)	See Table 4 for a reconciliation of GAAP operating expenses to operating expenses excluding aircraft fuel, contract terminations expense, and special items.

(d)	Includes applicable taxes and fees.

(e)	See Table 3 for a reconciliation of GAAP fuel costs to economic fuel costs.

Table 3.
Hawaiian Holdings, Inc.
Economic Fuel Expense (unaudited)

The Company believes that economic fuel expense is a good measure of the effect of fuel prices on its business as it most closely approximates the net cash outflow associated with the purchase of fuel for its operations in a period. The Company defines economic fuel expense as GAAP fuel expense plus losses/(gains) realized through actual cash (receipts)/payments received from or paid to hedge counterparties for fuel hedge derivative contracts settled during the period.

	Three months ended June 30,			Six months ended June 30,
	2018	2017	% Change	2018	2017	% Change
	(in thousands, except per-gallon amounts)
Aircraft fuel expense, including taxes and delivery	$153,026	$102,774	48.9%	$286,472	$206,312	38.9%
Realized losses (gains) on settlement of fuel derivative contracts	(10,827)	1,902	(669.2)%	(16,488)	(687)	2,300.0%
Economic fuel expense	$142,199	$104,676	35.8%	$269,984	$205,625	31.3%
Fuel gallons consumed	68,627	64,506	6.4%	133,906	126,244	6.1%
Economic fuel costs per gallon	$2.07	$1.62	27.8%	$2.02	$1.63	23.9%

	Estimated three months ending September 30, 2018			Estimated full year ending December 31, 2018
	(in thousands, except per-gallon amounts)
Aircraft fuel expense, including taxes and delivery	$155,588	to	$165,595	$582,139	to	$620,346
Realized losses on settlement of fuel derivative contracts	(7,500)		(7,500)	(28,000)		(28,000)
Economic fuel expense	$148,088	to	$158,095	$554,139	to	$592,346
Fuel gallons consumed	70,518	to	71,861	270,312	to	275,510
Economic fuel costs per gallon	$2.10	to	$2.20	$2.05	to	$2.15

Table 4.
Hawaiian Holdings, Inc.
Non-GAAP Financial Reconciliation (unaudited)

The Company evaluates its financial performance utilizing various GAAP and non-GAAP financial measures, including net income, diluted net income per share, CASM, PRASM, RASM, Passenger Revenue per RPM and EBITDAR. Pursuant to Regulation G, the Company has included the following reconciliation of reported non-GAAP financial measures to comparable financial measures reported on a GAAP basis.  The adjustments are described below:

•
Changes in fair value of derivative contracts, net of tax, are based on market prices for open contracts as of the end of the reporting period. This line item includes the unrealized amounts of fuel derivatives (not designated as hedges) that will settle in future periods and the reversal of prior period unrealized amounts.

•
Unrealized loss (gain) on foreign debt is based on fluctuations in foreign exchange rates related to foreign-denominated debt agreements the Company executed during the three months ended June 30, 2018.

•
The Company believes that excluding the impact of these derivative adjustments and fluctuations in foreign exchange rates helps investors analyze the Company's operational performance and compare its results to other airlines in the periods presented.

2018 contract terminations expense

•
During the three months ended March 31, 2018, the Company terminated two contracts which resulted in a $35.3 million contract terminations expense. In February 2018, the Company exercised its right to terminate its purchase agreement with Airbus for six Airbus A330-800neo aircraft and the purchase rights for an additional six Airbus A330-800neo aircraft. The Company recorded a contract terminations expense to reflect a portion of the termination penalty. In January 2018, the Company entered into a transaction with its lessor to early terminate and purchase three Boeing 767-300 aircraft leases and concurrently entered into a forward sale agreement for the same three Boeing 767-300 aircraft, including two Pratt & Whitney 4060 engines for each aircraft. These aircraft were previously accounted for as operating leases. In order to exit the leases and purchase the aircraft, the Company agreed to pay a total of $67.1 million (net of all deposits) of which a portion was expensed immediately and recognized as a lease termination fee. The expensed amount represents the total purchase price over fair value of the aircraft purchased as of the date of the transaction.

2017 special items

•
During the three months ended June 30, 2017, the Company executed a sale leaseback transaction with an independent third party for three Boeing 767-300 aircraft as part of the Company's planned exit from its 767 fleet. During the three months ended June 30, 2017, the Company recorded a loss on sale of such aircraft of $4.8 million.

•
During the three months ended March 31, 2017, the Company accrued $18.7 million related to (1) a one-time payment to reduce the future 401k employer contribution for certain pilot groups, and (2) a one-time true up of the pilot vacation accrual at the new negotiated contract rates.

	Three months ended June 30,				Six months ended June 30,
	2018		2017 (a)		2018		2017 (a)
	Total	Diluted Per Share	Total	Diluted Per Share	Total	Diluted Per Share	Total	Diluted Per Share
	(in thousands, except per share data)
GAAP net income, as reported	$79,480	$1.56	$76,894	$1.43	$108,022	$2.12	$110,540	$2.05
Add: changes in fair value of derivative contracts	(8,125)	(0.16)	2,810	0.05	(7,081)	(0.14)	14,197	0.26
Add: unrealized loss (gain) on foreign debt	(64)	—	—	—	(64)	—	—	—
Add: contract terminations expense	—	—	—	—	35,322	0.69	—	—
Add: special items	—	—	4,771	0.09	—	—	23,450	0.43
Deduct: tax effect of adjustments	2,047	0.04	(2,764)	(0.05)	(7,045)	(0.14)	(13,764)	(0.26)
Adjusted net income	$73,338	$1.44	$81,711	$1.52	$129,154	$2.53	$134,423	$2.48

(a)	Amounts recast due to the adoption of Accounting Standards Codification (ASC) 606, Revenue from Contracts with Customers.

	Three months ended June 30,		Six months ended June 30,
	2018	2017 (a)	2018	2017 (a)
	(in thousands)
Income Before Income Taxes, as reported	$105,787	$123,649	$142,882	$169,867
Add: changes in fair value of derivative contracts	(8,125)	2,810	(7,081)	14,197
Add: unrealized loss (gain) on foreign debt	(64)	—	(64)	—
Add: contract terminations expense	—	—	35,322	—
Add: special items	—	4,771	—	23,450
Adjusted Income Before Income Taxes	$97,598	$131,230	$171,059	$207,514

(a)	Amounts recast due to the adoption of Accounting Standards Codification (ASC) 606, Revenue from Contracts with Customers.

Operating Costs per Available Seat Mile (CASM)
The Company has separately listed in the table below its fuel costs per ASM and non-GAAP unit costs, excluding fuel and special items. These amounts are included in CASM, but for internal purposes the Company consistently uses cost metrics that exclude fuel and special items (if applicable) to measure and monitor its costs.

	Three months ended June 30,		Six months ended June 30,
	2018	2017 (a)	2018	2017 (a)
	(in thousands, except CASM data)
GAAP operating expenses	$622,519	$533,276	$1,251,666	$1,077,455
Less: aircraft fuel, including taxes and delivery	(153,026)	(102,774)	(286,472)	(206,312)
Less: contract terminations expense	—	—	(35,322)	—
Less: special items	—	(4,771)	$—	$(23,450)
Adjusted operating expenses - excluding aircraft fuel, contract terminations expense, and special items	$469,493	$425,731	$929,872	$847,693
Available Seat Miles	5,020,026	4,735,491	9,751,523	9,257,844
CASM - GAAP	12.40 ¢	11.26 ¢	12.84 ¢	11.64 ¢
Less: aircraft fuel	(3.05)	(2.17)	(2.94)	(2.23)
Less: contract terminations expense	—	—	(0.36)	—
Less: special items	—	(0.10)	—	(0.25)
CASM - excluding aircraft fuel, contract terminations expense, and special items	9.35 ¢	8.99 ¢	9.54 ¢	9.16 ¢

(a)	Amounts recast due to the adoption of Accounting Standards Codification (ASC) 606, Revenue from Contracts with Customers.

	Estimated three months ending September 30, 2018					Estimated full year ending December 31, 2018
	(in thousands, except CASM data)
GAAP operating expenses	$627,880		to	$661,034		$2,478,672	to	$2,589,717
Less: aircraft fuel, including taxes and delivery	(155,588)		to	(165,595)		(582,139)	to	(620,346)
Less: contract terminations expense	—			—		(35,322)		(35,322)
Adjusted operating expenses - excluding aircraft fuel and contract terminations expense	$472,292		to	$495,439		$1,861,211	to	$1,934,049
Available Seat Miles	5,322,111		to	5,421,127		20,052,050	to	20,432,183
CASM - GAAP	11.80	¢	to	12.19	¢	12.36 ¢	to	12.68 ¢
Less: aircraft fuel	(2.92)		to	(3.05)		(2.90)	to	(3.04)
Less: contract terminations expense	—		to	—		(0.18)	to	(0.17)
CASM - excluding aircraft fuel and contract terminations expense	8.88	¢	to	9.14	¢	9.28 ¢	to	9.47 ¢

Pre-tax margin
The Company excludes unrealized gains from fuel derivative contracts, losses on extinguishment of debt, and special items from pre-tax margin for the same reasons as described above.

	Three months ended June 30,		Six months ended June 30,
	2018	2017 (a)	2018	2017 (a)
Pre-Tax Margin, as reported	14.8%	18.5%	10.3%	13.3%
Add: changes in fair value of derivative contracts	(1.1)%	0.4%	(0.5)%	1.1%
Add: contract terminations expense	—%	—%	2.6%	—%
Add: special items	—%	0.7%	—%	1.8%
Adjusted Pre-Tax Margin	13.7%	19.6%	12.4%	16.2%

(a)	Amounts recast due to the adoption of Accounting Standards Codification (ASC) 606, Revenue from Contracts with Customers.

Leverage ratio
The Company uses adjusted total debt, including aircraft rent, in addition to long-term adjusted debt and capital leases, to represent long-term financial obligations. The Company excludes unrealized (gains) losses from fuel derivative contracts, losses on extinguishment of debt, and special items from earnings before interest, taxes, depreciation, amortization and rent (EBITDAR) for the reasons as described above. Management believes this metric is helpful to investors in assessing the Company’s overall debt.

	Twelve months ended
	June 30, 2018 (a)
	(in thousands, except Leverage Ratio)
Debt and capital lease obligations	$691,979
Plus: Aircraft leases capitalized at 7x last twelve months' aircraft rent	922,887
Adjusted debt and capital lease obligations	$1,614,866

EBITDAR:
Income Before Income Taxes	$363,835
Add back:
Interest and amortization of debt discounts and issuance costs	31,369
Depreciation and amortization	123,101
Aircraft rent	131,841
EBITDAR	$650,146

Adjustments:
Deduct: changes in fair value of derivative contracts	(25,124)
Deduct: unrealized loss (gain) on foreign debt	(64)
Add: contract terminations expense	35,322
Add: special items
Partial settlement and curtailment loss	10,384
Loss on plan termination	35,201
Adjusted EBITDAR	$705,865

Leverage Ratio	2.3	x

(a)	Amounts recast due to the adoption of Accounting Standards Codification (ASC) 606, Revenue from Contracts with Customers.